United States

Securities and Exchange Commission

Washington, DC 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant [X]            Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

Thrivent Mutual Funds

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check all boxes that apply):

[X]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

www.proxypush.com/THR

Your vote counts.

Dear Shareholder:

We recently sent you proxy materials for Thrivent Mutual Funds relating to a Board of Trustees election. Your vote matters. If you have not already, please review the materials and take a moment to vote.

Vote quickly and easily using one of the following options. You will need your personalized control number to vote.

•  Online through the Vote Now button below.

•  Call 866-520-3408.

•  Mail your proxy ballot in the postage-paid envelope that was included in your proxy materials.

Your Control # is: 401127570221

If you have any questions about the proxy, please call Mediant, our partner vendor retained to coordinate the proxy solicitation and voting at 888-441-3205.

Thank you for voting and being a Thrivent Mutual Funds shareholder.

David S. Royal

President and Chief Investment Officer

Thrivent Mutual Funds

thriventfunds.com	Thrivent Funds P.O. Box 219348 Kansas City, Missouri 64121-9348	Phone 800-847-4836

Privacy Policy

Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. The principal underwriter for Thrivent Funds is Thrivent Distributors, LLC, a registered broker/dealer and member of FINRA and SIPC. These entities are subsidiaries of Thrivent, the marketing name for Thrivent Financial for Lutherans.

*	Please do not reply to this e-mail. This e-mail is for informational purposes only.